UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2008 (October 1, 2008)

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2008, Wonder Auto Technology, Inc.’s (the “Company”) indirect wholly owned subsidiary Jinzhou Halla Electrical Equipment Co., Ltd. (“Jinzhou Halla”) entered into an equity transfer agreement (the “Equity Transfer Agreement”) with Hony Capital II, L.P., a Cayman Islands corporation (“Hony Capital”), under which Jinzhou Halla will purchase 65% equity interest in Year City Limited, a British Virgin Islands corporation (“Year City”), representing all the equity interests in Year City held by Hony Capital. Year City does not have any assets except its 100% equity ownership of Jinan Worldwide Auto Parts Company (“Jinan Worldwide”) and a loan of US$2.55 million to Jinan Worldwide. Jinan Worldwide is a Chinese corporation engaging in the manufacturing of engine valves and tappets.

Under the Equity Transfer Agreement, Jinzhou Halla will pay in exchange for Hony Capital’s 65% equity interest in Year City total cash consideration of RMB 80 million subject to certain price adjustments (the “Purchase Price”) which are based on Jinan Worldwide’s financial performance. If Jinan Worldwide’s audited net income (including tax return, if any) for the 12 months ended December 31, 2008 (the “2008 Audited Net Income”) is between RMB 19.48 million and RMB 22.88 million (including RMB 19.48 million and RMB 22.88 million), then there will be no adjustment to the Purchase Price. If the 2008 Audited Net Income is less than RMB 19.48 million, then the Purchase Price will be reduced to an amount equal to the product of (i) RMB 80 million and (ii) the quotient of the 2008 Audited Net Income divided by RMB 19.48 million. If the 2008 Audited Net Income is more than RMB 22.88 million, then the Purchase Price will be increased to an amount equal to the product of (i) RMB 80 million and (ii) the quotient of the 2008 Audited Net Income divided by RMB 22.88 million. The total Purchase Price is scheduled to be paid by Jinzhou Halla in three installments as follows. The first installment payment of RMB 30 million will be made on or before October 10, 2008. The second installment payment of RMB 20 million will be paid on or before December 21, 2008. The final installment payment of the Purchase Price will be made within a defined period after the audited financial statements of Jinan Worldwide is available. All payment of the Purchase Price will be made in U.S. dollar, calculated based on the exchange rate for the conversion of RMB to U.S. dollar published by the China People’s Bank on the payment date.

Pursuant to the Equity Transfer Agreement, Jinzhou Halla agreed to assume indebtedness of Jinan Worldwide in the amount of US$2.55 million to Year City and repay the indebtedness on or before November 28, 2008. Jinzhou Halla will appoint two directors of Year City Limited and 3 directors of Jinan Worldwide.

The description of the Equity Transfer Agreements in this current report is a summary only and is qualified in its entirety by the terms of the Equity Transfer Agreements, an English translation of which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description of Exhibit
10.1	English translation of the Equity Transfer Agreement, dated as of October 1, 2008, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and Hony Capital II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: October 6, 2008

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	English translation of the Equity Transfer Agreement, dated as of October 1, 2008, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and Hony Capital II, L.P.